Exhibit 99.1

LSEB Creative Corp. Launches Marketing Awareness Campaign

TORONTO, ON / ACCESSWIRE / October 23, 2024 / LSEB Creative Corp. (OTC PINK: LSEB) (the "Company"), a visionary new entrant in the fashion sector, is pleased to announce the Company has launched a marketing awareness campaign. As part of an ongoing effort to promote the Company and the Lauren Bentley Swimwear brand, the Company has entered into a Consulting Agreement with Beyond Media Group LLC (“Beyond Media”) to provide marketing and advertising services to communicate information about the Company and the Lauren Bentley Swimwear brand to the financial community.

Pursuant to the Consulting Agreement, the Company agrees to compensate Beyond Media up to $250,000 with periodic payments over a period of three (3) months, unless otherwise extended by mutual agreement of the parties, commencing October 17, 2024. The Company has paid a fee of approximately $15,000 as of the date of this release for the services to Beyond Media, and additional funds are expected to be paid as necessary.

The Company has the right to terminate the Consulting Agreement at any time with or without cause, at which point the Company will not be entitled to a return of any paid compensation. Beyond Media will rely solely on the Company’s previously disclosed public information such as all SEC filings, Company’s press releases, and the Company’s corporate website including resource materials.

As of the date hereof, to the best of the Company’s knowledge, Beyond Media (including its directors and officers) does not own any securities of the Company and has an arm’s length relationship with the Company. The Company will not issue any securities to Beyond Media as compensation for its services.

The Company acknowledges the need to enhance its marketing initiatives to drive greater awareness among potential investors. Through strategic outreach, the Company aims to significantly enhance its corporate visibility while strengthening brand recognition for Lauren Bentley Swimwear within the luxury swimwear market. With a focus on building sustained brand equity, Beyond Media will leverage comprehensive marketing strategies, including but not limited to, creating company profiles, media distribution, and building a digital community with respect to the Company. These initiatives are designed to support the Company’s long-term growth and market presence.

About LSEB Creative Corp.

LSEB Creative Corp (OTC PINK: LSEB) is a visionary new entrant in the fashion sector, dedicated to crafting timeless elegance and offering impeccable craftsmanship through its flagship brand, Lauren Bentley Swimwear. The Company sets the standard for sophistication and innovation in swimwear fashion, with a commitment to excellence and creativity.

Certain statements in this document that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use of words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of LSEB Creative Corp. to be materially different from those expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its current operational or expansion plans; (ii) the Company's ability to build and maintain the management and human resources and infrastructure necessary to support the anticipated growth of its business; and (iii) competitive factors and developments beyond the Company's control.

For more information, please contact:

LSEB Creative Corp.

Lauren Bentley, CEO

info@lsebcreative.com

laurenbentleyswim.com

Instagram: @laurenbentleyswim